Item 1.01

                                                                   EXHIBIT 10.30

                              ASSIGNMENT AGREEMENT

      ASSIGNMENT AGREEMENT (the "Agreement"), made this ______ day of December, 2004, by and between Rumson Mortgage Holdings LLC, a Delaware limited liability company, having an office at Pembroke Companies, Inc., 70 East 55th Street, 7th Floor, New York, New York 10022 ("Assignor") and DVL Mortgage Holdings, LLC, Inc., having an address c/o Weiner & Co., 4 Denney Road, Wilmington, DE 19809,
Attention: Alan Casnoff, Esq. ("Assignee").

      WHERAS, Assignor is the holder or owner of three (3) wrap mortgages and notes and related loan documents (the "Wrap Mortgages") as heretofore amended and assigned copies of which are annexed hereto on Exhibit "A"; and

      WHEREAS, Assignor wishes to sell, and Assignee wishes to purchase, all of the Assignor's right, title and interest in and to the Property;

      NOW, THERFORE, by mutual agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. Assignment of Property. At the Closing (as hereinafter defined), the following actions shall be taken:

            A) Assignor does hereby transfer and assign all its right, title and interest in and to and under the Notes and Wrap Mortgages to Assignee and Assignee does hereby assume the Obligations of Assignor thereunder, by means of the execution by Assignor and Assignee of a separate Assignment and Assumption of Mortgage, pertaining to each of the Notes and Wrap Mortgages (each an "Assignment"), with each such Assignment being substantially in the form annexed hereto as Exhibit "B".

            B) Assignee shall does hereby pay to Assignor and Assignor does hereby acknowledge receipt of the sum of Two Million Dollars ($2,000,000), as consideration for the transfer and assignment of the Property (the "Consideration").

      2. Representations, Warranties and Covenants of Assignor. Assignor hereby represents, warrants and covenants to Assignee as follows:

            A) The Notes and Wrap Mortgages are owned by Assignor, have not been assigned, pledged or otherwise encumbered by Assignor, and have not been subject to any liens placed thereon by third parties or by operation of law since the respective dates of Assignor's acquisition thereof.

            B) The Assignor has full authority to execute this Agreement and other documents necessary to effectuate the purpose of this Agreement and has the authority to sell and transfer the Property.

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Item 1.01


      3. Representations. Warranties and Covenants of Assignee. Assignee hereby represents, warrants and covenants to Assignor as follows:

            A) The Assignee has the authority to execute this Agreement and other documents necessary to effectuate the purpose of this Agreement and has the authority to purchase and assume the transfer of the property from Assignor.

            B) Assignee acknowledges and agrees that the Property is sold, transferred and assigned to Assignee on an "AS IS", "WHERE IS" basis and "WITH ALL FAULTS".

      4. Partnership Notification. Assignee has notified the partnerships that the Wrap Mortgages have been assigned by Assignor to Assignee.

      5. Governing Law; Assignment. This Agreement shall be interpreted under the laws of the State of New York.

      6. Notice. Notice by either party to the other hereunder shall be provided in writing by hand, certified mail, return receipt requested or overnight courier to the other party at its address first set forth above.

      7. Expenses. Assignee shall pay the costs of recording the Assignments in connection with this transaction.

      8. Survival. The provisions of Section 2, 3 and 4 hereof shall survive the Closing.

      9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

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Item 1.01


      IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first written above.

                                                ASSIGNOR:

                                                RUMSON MORTGAGE HOLDINGS, LLC

                                                By: PEMMIL MANAGEMENT LLC,
                                                    Managing Member

                                                By: Pembroke Companies, Inc.,
                                                    a member

                                                By: ____________________________
                                                    Name:  Lawrence C. Cohen
                                                    Title: President


                                                ASSIGNEE:

                                                DVL MORTGAGE HOLDINGS, LLC

                                                By: ____________________________
                                                    Name:  Alan E. Casnoff
                                                    Title: Manager

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Item 1.01


                                   EXHIBIT "A"

Notes and Mortgages

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Item 1.01


                                   EXHIBIT "B"

                            Wrap Mortgage Assignment

                             ASSIGNMENT OF MORTGAGE

      KNOW THAT, a ________________________________________ organized and existing under the laws of the State of with an office and place of business located at ________________________________________, as Assignor, and
_________________ having an office and place of business at
___________________________________________________ the Assignee;

      In consideration of $10.00, and other good and valuable consideration, receipt of which is hereby acknowledged, Assignor hereby assigns unto the Assignee, that certain Mortgage dated __________________, plus a Note of even date therewith, both in the amount of $________ from __________________, as Mortgage to Assignor, as Mortgagee, which Mortgage was recorded in the Office of the _________________ County Cleric, on ___________ in Book __________ at Page
__________;

      TOGETHER, with the monies due and to become due hereon with interest;

      TO HAVE AND TO HOLD the same unto the Assignee and to the successors, legal representatives and assigns of the Assignee forever;

      IT BEING EXPRESSLY UNDERSTOOD AND AGREED that this Assignment is made without recourse to and without covenant or warranty, express or implied, by the Assignor in any event whatsoever;

      The Assignor is familiar with the facts hereunder, and on the basis of said facts states that that the Assignee is not acting as a nominee of the Mortgagor and that the Mortgage continues to secure a bona fide obligation.

      IN WITNESS WHEREOF, the Assignor has duly executed this Assignment this _______ day of December, 2004.

                                            By: ________________________________

                                            Name: ______________________________

                                            Title: _____________________________